FORBEARANCE AGREEMENT

AND AMENDMENT

THIS FORBEARANCE AGREEMENT AND AMENDMENT (this "Agreement") is entered into as of February 14, 2008 among QUADRA QRS, LLC, a Maryland limited liability company (together with its successors and permitted assigns, "QRS"), QUADRA REALTY TRUST, INC., a Maryland corporation (together with its successors and permitted assigns, the "Trust", and collectively with QRS, "Quadra"), and WACHOVIA BANK, NATIONAL ASSOCIATION (together with its successors and assigns, "Wachovia"). Unless otherwise expressly provided herein, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Repurchase Agreement referred to below.

RECITALS

A. Quadra and Wachovia have entered into that certain Master Repurchase Agreement dated as of March 29, 2007 (as amended and modified from time to time, the "Repurchase Agreement").

B. Quadra and Wachovia have entered into that certain ISDA Master Agreement and related Schedule, each dated as of May 7, 2007, and all other documents executed in connection therewith (as amended and modified from time to time, including pursuant to the First Amendment (defined below), the "Master Agreement" and, together with the Credit Support Annex (defined below), the "Swap Documents").

C. An Event of Default (as defined in the Repurchase Agreement) exists under Section 10.1 (v) of the Repurchase Agreement arising from the occurrence of a Change of Control and Section 10.1 (p) of the Repurchase Agreement arising from the occurrence of Events of Default (as defined in the Master Agreement) under the Master Agreement (the "Existing Repurchase Event of Default").

D. An Event of Default (as defined in the Master Agreement) exists under Sections 5(a)(iii)(1) and 5(a)(vi) of the Master Agreement arising from the occurrence of an Events of Default (as defined in the Repurchase Agreement) under the Repurchase Agreement (the "Existing Swap Event of Default", and, together with the Existing Repurchase Event of Default, the "Existing Events of Default").

E. Quadra has requested that Wachovia (i) forbear from exercising its rights and remedies under the Repurchase Documents and Master Agreement, respectively, arising in connection with the Existing Events of Default and (ii) modify the Repurchase Agreement and Master Agreement as set forth herein..

F. Wachovia has agreed to do so, but only pursuant to the terms and conditions set forth herein.

G. QRS enters this Agreement in its capacities as a Seller under the Repurchase Documents and a Party B under the Master Agreement, the Trust enters into this Agreement as a Seller, Guarantor and Pledgor under the Repurchase Documents and a Party B under the Master Agreement, and Wachovia enters this Agreement as a Purchaser under the Repurchase Documents and Party A under the Master Agreement. The Guarantor and Pledgor under the Repurchase Documents join in this Agreement to evidence their acknowledgement and agreement to the terms hereof. The Quadra entities in all of their capacities under the Repurchase Documents and Master Agreement are collectively referred to herein as the "Quadra Entities".

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Each of the Quadra Entities hereby acknowledges and agrees that (i) as of January 28, 2008, the Existing Repurchase Event of Default is an Event of Default (as defined in the Repurchase Agreement) under the Repurchase Agreement, the Existing Repurchase Event of Default currently exists and the Existing Repurchase Event of Default has not been waived by Wachovia, (ii) as of January 28, 2008, the Existing Swap Event of Default is an Event of Default (as defined in the Master Agreement) under the Master Agreement, the Existing Swap Event of Default currently exists and the Existing Swap Event of Default has not been waived by Wachovia, (iii) as of the date hereof, the total outstanding principal balance of the Obligations under the Repurchase Documents is not less than $365,614,458.00, which amount constitutes a valid and subsisting obligation of Quadra and Guarantor to Wachovia that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind and (iv) as of the date hereof, the total notional amount of obligations covered by the Master Agreement is not less than $54,140,000, which amount constitutes a valid and subsisting obligation of Quadra to Wachovia that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Quadra Entities hereby acknowledges its obligations under the Repurchase Documents and Master Agreement.

2. Forbearance. Subject to the terms and conditions set forth herein, Wachovia hereby agrees that, during the Forbearance Period (as defined below), Wachovia shall forbear from exercising any and all rights or remedies available to Wachovia under the Repurchase Documents and the Master Agreement as a result of the Existing Events of Default (including, without limitation, the collection of default interest under the Repurchase Documents and Master Agreement), but only to the extent that such rights or remedies arise exclusively as a result of the existence or continuation of the Existing Events of Default; provided, however; (i) that Wachovia shall be free to exercise any or all of Wachovia's rights and remedies (including, without limitation, the collection of default interest under the Repurchase Documents and Swap Documents from and after the occurrence of a Forbearance Termination Event) under the Repurchase Documents, Master Agreement or Applicable Law arising on account of the Existing Events of Default (or any other event of default) at any time upon or after the occurrence of a Forbearance Termination Event (as defined below), (ii) in connection with the Repurchase Documents, Wachovia shall have no obligation to purchase or finance any new Asset or make any advance of Purchase Price or other amounts with respect to any existing Purchased Assets or new Assets unless consented to in writing by Wachovia, which consent may be granted or refused by Wachovia in its sole and absolute discretion, (iii) in connection with the Master Agreement, Wachovia shall have no obligation to enter into a Transaction (as defined in the Master Agreement) unless consented to in writing by Wachovia, which consent may be granted or refused by Wachovia in its sole and absolute discretion, and (iv) no amounts under clause NINTH of Section 2.8 of the Repurchase Agreement shall be transferred to the Operating Account or the Quadra Entities, but, instead, all such amounts shall be applied to the outstanding Obligations under the Repurchase Documents and the obligations and liabilities under the Swap Documents. Wachovia agrees to waive any default interest that accrued prior to the date of this Agreement under the Repurchase Documents and the Master Agreement as a result of the Existing Events of Default. Notwithstanding Wachovia's agreement to forbear on account of the Existing Events of Default subject to the terms and conditions set forth herein, the Existing Events of Default shall continue to exist during the Forbearance Period for all purposes under the Repurchase Agreement and Master Agreement, including any limitations on actions of the Quadra Entities that may be triggered upon the existence of an Event of Default (as defined in the Repurchase Agreement) or Event of Default (as defined under the Master Agreement). The Quadra Entities acknowledge and agree that this Agreement does not constitute a waiver of the Existing Events of Default, a waiver of any other Event of Default (as defined in the Repurchase Agreement) or Event of Default (as defined in the Master Agreement) (whether now or in the future) or a waiver or forbearance (except as expressly set forth herein) of any other term, provision, duty, obligation, covenant, liability, right, remedy, power or remedy of any party to the Repurchase Documents and Master Agreement, and the forbearance evidenced hereby shall not be a waiver of Wachovia's rights to refuse to enter into any future forbearance agreements. For the avoidance of doubt, this Agreement shall not limit, restrict or impair in any way any of Wachovia's rights under the Repurchase Documents and/or Swap Documents which are unrelated to rights and remedies upon an Event of Default under either the Repurchase Documents or the Swap Documents, including, without limitation, Wachovia's rights to mark to market and rights to make margin calls. The Quadra Entities acknowledge and agree that they may not sell, finance or otherwise transfer any Purchased Asset without Wachovia's prior written consent thereto in its sole and absolute discretion and Wachovia shall not release its Lien on any Purchased Asset until all Obligations under the Repurchase Documents and all obligations and liabilities then due and payable under the Swap Documents are paid in full.

3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by Wachovia to forbear from exercising any of the rights or remedies available to Wachovia under the Repurchase Documents, Master Agreement or Applicable Law (all of which rights and remedies are hereby expressly reserved by Wachovia) upon or after the occurrence of a Forbearance Termination Event. As used herein, a "Forbearance Termination Event" shall mean the occurrence of any of the following: (a) any breach of or default under any term or provision of this Agreement by any Quadra Entity, (b) any Default (as defined in the Repurchase Agreement), any Event of Default (as defined in the Repurchase Agreement) under any of the Repurchase Documents other than the Existing Repurchase Event of Default, any Termination Event (as defined in the Master Agreement) or any Event of Default (as defined in the Master Agreement) under the Swap Documents other than the Existing Swap Event of Default, (c) any breach of a representation, warranty or covenant contained in this Agreement by any Quadra Entity, (d) the earlier of (i) sixty (60) calendar days from the date of this Agreement and (ii) the date on which any of the Quadra Entities enters into a contract or arrangement with a Person (other than the Hypo Entities, as defined below) for, or that, upon consummation, would result in (A) a merger, consolidation, amalgamation or similar event of any Quadra Entity or (B) any Change of Control or (e) the Quadra Entities fail to pay all Obligations due under the Repurchase Documents and all obligations and liabilities due under the Swap Documents in full within one (1) Business Day of the occurrence of any of the following: (i) the Plan of Merger (defined below) is not consummated for any reason, (ii) the Agreement and Plan of Merger, dated as of January 28, 2008, executed in connection with the Plan of Merger is terminated, cancelled, rescinded or is unenforceable for any reason or (iii) the tender offer described in the Offer to Purchase for Cash dated February 13, 2008 initiated in connection with the Plan of Merger fails, is unsuccessful or is otherwise not consummated for any reason. The period from the date hereof to (but excluding) the date that a Forbearance Termination Event occurs shall be referred to as the "Forbearance Period".

4. Forbearance Fee/Collateral/Payment. In consideration of Wachovia's willingness to enter into this Agreement, Quadra hereby agrees (a) at the time of Quadra's execution of this Agreement, to pay a forbearance fee of $600,000 (the "Forbearance Fee") to Wachovia, (b) on or before the date of this Agreement, to post cash collateral with Wachovia under the Swap Documents in the amount of $4,180,222.51 to be held and applied under the terms of the Swap Documents (the "Swap Collateral"), and (c) to pay all Obligations under the Repurchase Documents and all obligations and liabilities due and payable under the Swap Documents in full on or before the expiration of the Forbearance Period. The Forbearance Fee shall be fully earned and non-refundable as of the date hereof, and the Forbearance Fee and Swap Collateral shall be due and payable to Wachovia as a condition to the effectiveness of this Agreement.

5. Amendment to Repurchase Agreement.

(a) The following new definition is added to Section 1.1 of the Repurchase Agreement:

""Swap Documents": That certain ISDA Master Agreement and related Schedule, each dated as of May 7, 2007, between the Purchaser and the Seller, that certain Credit Support Annex, dated as of February 14, 2008, between the Purchaser and the Seller and all other documents executed in connection with the foregoing, as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time."

(b) Clause EIGHTH of Subsection 2.8 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

"EIGHTH, pari passu and pro-rata (based on the amounts owed to such Persons under this clause EIGHTH), to the payment of Breakage Costs, Indemnified Amounts, Increased Costs, Additional Amounts, the Obligations and all other amounts then due and owing to the Purchaser, any Affected Party or any other Person pursuant to the Repurchase Documents and the Swap Documents; and"

(c) Subsection 5.1(bb)(iv) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

"(iv) Fixed Charge Coverage Ratio. The Non-SPE Seller shall not permit, for any Test Period, its Fixed Charge Coverage Ratio to be less than 1.5x."

6. Indemnity and Amendment.

(a) Repurchase Agreement. For the avoidance of doubt, the Quadra Entities acknowledge and agree that the indemnity contained in Section 11.1(a) of the Repurchase Agreement shall include the Existing Events of Default, the Change of Control that caused the Existing Events of Default, the transactions or events or proposed transactions or events (or any similar transactions or events) contemplated by that certain Agreement and Plan of Merger, dated as of January 28, 2008, by and among Quadra Realty Trust, Inc., a Maryland corporation, Hypo Real Estate Capital Corporation ("Hypo"), a Delaware corporation, and HRECC Sub Inc. ("HRECC" and together with Hypo, the "Hypo Entities"), a Maryland corporation (the "Plan of Merger"), any and all claims of shareholders or other Persons based on, triggered by, arising out of, relating to or resulting from or as a consequence of the Plan of Merger or Change of Control related thereto and all other events, acts, responses, consequences, damages, liabilities, losses, costs, expenses, attorney fees, claims, demands, litigation, suits or proceedings based on, triggered by, arising out of, relating to, resulting from or as a consequence of the Plan of Merger or the Change of Control related thereto.

(b) Master Agreement. The Quadra Entities agree that the Master Agreement is amended to require the Quadra Entities to indemnify Wachovia and each of its respective successors, assigns and officers, directors, shareholders, owners, members, affiliates, employees and agents thereof for the same items and to the same extent the Quadra Entities indemnify the Indemnified Parties under Section 11.1 of the Repurchase Agreement.

7. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the date hereof when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Agreement) or waived, as determined by Wachovia in its sole discretion:

(a) Executed Agreements. Wachovia shall have received counterparts of this Agreement, the Credit Support Annex in the form of Exhibit A attached hereto ("Credit Support Annex") and a First Amendment to Master Agreement in the form of Exhibit B attached hereto ("First Amendment") duly executed by the Quadra Entities and Wachovia.

(b) Forbearance Fee/Collateral. Wachovia shall have received from Quadra the Forbearance Fee and the Swap Collateral.

(c) Expenses. Quadra shall have reimbursed Wachovia for all reasonable fees and out-of-pocket expenses of Moore & Van Allen PLLC, counsel to Wachovia, invoiced on or prior to the date hereof.

8. Representations, Warranties and Covenants. Each of the Quadra Entities hereby represents, warrants and covenants to Wachovia as follows:

(a) No Default Under Other Agreements. Neither the Plan of Merger, the occurrence of the Existing Events of Default, the underlying Change of Control that caused the Existing Events of Default nor this Agreement constitutes, causes or creates a default or event of default under any other credit facility, loan agreement or other agreement evidencing Indebtedness of Quadra (including, without limitation, the Key Bank Facility) unless the applicable counterparties to such other agreement have entered into a corresponding forbearance agreement prior to the date of this Agreement which is in form and substance reasonably acceptable to Wachovia.

(b) No Default; Representations and Warranties. Upon giving effect to this Agreement (i) no Default (as defined in the Repurchase Agreement), Event of Default (as defined in the Repurchase Agreement) (other than the Existing Repurchase Event of Default), Termination Event (as defined in the Master Agreement), or Event of Default (as defined in Master Agreement) (other than the Existing Swap Event of Default) exists, (ii) all of the representations and warranties set forth in the Repurchase Documents and Swap Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they shall be true and correct as of such earlier date), (iii) the Quadra Entities are in compliance with all of the terms, provisions, covenants, conditions and agreements contained in the Repurchase Documents and Swap Documents and (iv) during the Forbearance Period, the Quadra Entities shall not incur any new Indebtedness or Guarantee Obligations or obtain draws or advances under, increase the outstanding amount under or otherwise incur any Indebtedness under any credit facility, loan agreement or other agreement evidencing Indebtedness (including without limitation, the Key Bank Facility) without Wachovia's prior written consent, which consent may be refused in its sole and absolute discretion.

9. Release. In consideration of Wachovia's willingness to enter into this Agreement, each of the Quadra Entities hereby releases Wachovia and its officers, employees, representatives, Affiliates, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Repurchase Documents or Swap Documents on or prior to the date hereof.

10. Ratification of Repurchase Agreement and Swap Documents. Except as expressly modified in this Agreement, all of the terms, provisions and conditions of the Repurchase Agreement, the other Repurchase Documents and the Master Agreement shall remain unchanged and in full force and effect. Except as herein specifically agreed, the Repurchase Agreement and Master Agreement are hereby ratified and confirmed and shall remain in full force and effect according to its terms. Except as expressly set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Wachovia under the Repurchase Agreement, the other Repurchase Documents or the Swap Documents, nor constitute a waiver of any provision of the Repurchase Agreement, the other Repurchase Documents or the Swap Documents. This Agreement shall not constitute a course of dealing with Wachovia at variance with the Repurchase Agreement, the other Repurchase Documents or the Swap Documents such as to require further notice by Wachovia to require strict compliance with the terms of the Repurchase Agreement, the other Repurchase Documents or the Swap Documents in the future, except as expressly set forth herein. Each of the Quadra Entities acknowledges and expressly agrees that Wachovia reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Repurchase Agreement, the other Repurchase Documents and the Swap Documents. The Quadra Entities have no knowledge of any challenge to Wachovia's claims arising under the Repurchase Documents or the Swap Documents or to the effectiveness of the Repurchase Documents or the Swap Documents.

11. Authority/Enforceability. Each of the Quadra Entities represents and warrants to Wachovia as follows:

(a) It is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and each jurisdiction where it conducts business.

(b) The execution, delivery and performance by it of this Agreement is within its corporate, company or partnership powers, has been duly authorized and does not contravene (1) its Authority Documents or its applicable resolutions, (2) any Applicable Law or (3) any Contractual Obligation, Indebtedness or Guarantee Obligation.

(c) No consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Agreement.

(d) This Agreement has been duly executed and delivered by it.

(e) This Agreement, each of the Repurchase Documents and the Swap Documents, constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

(f) Each of the Repurchase Documents and the Swap Documents is in full force and effect and no Quadra Entity has any defense, offset, counterclaim, abatement, right of rescission or other claims, legal or equitable, available to it or any other Person with respect to this Agreement, the Repurchase Agreement, the Repurchase Documents, the Swap Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Quadra, the Guarantor and the Pledgor to repay the Obligations and other amounts due under the Repurchase Documents and the obligations and liabilities due under the Master Agreement.

12. Expenses. Upon demand therefore, Quadra agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to Wachovia.

13. Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

15. Entirety. This Agreement, the other Repurchase Documents and the Swap Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement, the other Repurchase Documents and the Swap Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

16. Acknowledgment of Guarantor. The Guarantor acknowledges and consents to all of the terms and conditions of this Agreement and agrees that this Agreement and any documents executed in connection herewith do not operate to reduce or discharge the Guarantor's obligations under the Repurchase Agreement or the other Repurchase Documents.

17. Affirmation of Liens. Each of Quadra and the Pledgor affirms the Liens created and granted by it in the Repurchase Documents and the Swap Documents and agrees that this Agreement shall in no manner adversely affect or impair such Liens.

18. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

20. Repurchase Document and Swap Document. This Agreement is a Repurchase Document and a Swap Document for all purposes.

21. Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

22. Amendments. No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of Wachovia and the Quadra Entities.

23. Interpretation. The interpretive provisions of Sections 1.2 through 1.4 of the Repurchase Agreement are incorporated herein mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the date first above written.

QUADRA QRS, LLC,

a Maryland limited liability company, as a Seller under the Repurchase Documents and a Party B under the Master Agreement

By: Quadra Realty Trust, Inc.,

a Maryland corporation, its sole member

By: /s/

Name: Steven M. Sherwyn

Title: CFO and Treasurer

By: /s/

Name: Christoph Donner

Title: Assistant Vice President

QUADRA REALTY TRUST, INC.,

a Maryland corporation, as a Seller, the Guarantor

and the Pledgor under the Repurchase Documents and a Party B under the Master Agreement

By: /s/

Name: Steven M. Sherwyn

Title: CFO and Treasurer

By: /s/

Name: Christoph Donner

Title: Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,

as the Purchaser under the Repurchase Documents and Party A under the Master Agreement

By: /s/

Name: Angela E. Dugick

Title: Director

EXHIBIT A

Credit Support Annex

[Attached]

EXHIBIT B

First Amendment to Master Agreement

[Attached]